EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form SB-2 (Amendment No. 3) and related Prospectus of Dwango North America Corp. and subsidiary (the “Company”) and to the inclusion of our report dated April 9, 2004 on our audit of the financial statements of the Company as of and for the year ended December 31, 2003.

New York, New York

August 5, 2004